THIRD AMENDED AND RESTATED LOAN AGREEMENT

                               August _____, 1997

Bank One, Texas, N.A., as Agent
910 Travis
Houston, Texas 77002

Gentlemen:

        This Third Amended and Restated Loan Agreement ("AGREEMENT") confirms the mutual agreements among KBK FINANCIAL, INC., a Delaware corporation ("BORROWER"), the lenders listed on Schedule 1 hereto (collectively, the "LENDERS") and BANK ONE, TEXAS, N.A., a national banking association, as Agent for itself and the other Lenders (in such capacity, the "AGENT") in connection with the credit facility more fully described herein (the "CREDIT FACILITY"), and fully amends and restates the rights and obligations of Borrower, the Lenders and the Agent under that certain Second Amended and Restated Letter Loan Agreement dated May 28, 1996 by and among Borrower, certain of the Lenders and the Agent, as amended by First Amendment to Second Amended and Restated Letter Loan Agreement dated August 30, 1996, Second Amendment to Second Amended and Restated Letter Loan Agreement dated March 6, 1997, and Third Amendment to Second Amended and Restated Letter Loan Agreement dated March 31, 1997 (collectively, the "PRIOR LOAN AGREEMENT").

        Section 1. CREDIT FACILITY. Subject to the terms of this Agreement, the Lenders agree to lend and Borrower agrees to borrow certain amounts (collectively, the "CREDIT FACILITY") to be evidenced by the promissory notes (collectively, the "NOTES") described hereinbelow, pursuant to the following terms and conditions:

        A.     Revolving Credit Notes.

               (a) REVOLVING NOTES: Borrower's obligation to repay the revolving indebtedness portion of the Credit Facility (the "REVOLVING CREDIT FACILITY") shall be evidenced by its execution of a promissory note (the "BANK ONE NOTE") dated of even date herewith in the form attached hereto as Exhibit "A-1", a promissory note (the "WELLS FARGO NOTE") dated of even date herewith in the form attached hereto as Exhibit "A-2", a promissory note (the "BANK OF AMERICA NOTE") dated of even date herewith in the form attached hereto as Exhibit "A-3", a promissory note (the "FLEET NOTE") dated of even date herewith in the form attached hereto as Exhibit "A-4" and a promissory note (the "OVERTON NOTE") dated of even date herewith in the form attached hereto as Exhibit "A-5". (collectively the "REVOLVING NOTES").

                (b) MAXIMUM REVOLVING CREDIT AVAILABILITY; ADVANCE PROCEDURE:
        $55,000,000.00, subject to the limitations set forth in this Agreement, including the Borrowing Base described in Section 5(d) hereof, and the face amount of all outstanding letters of credit. Borrower may request advances pursuant to the Revolving Credit Facility from Agent by telephone at least (i) one (1) Business Day (hereinafter defined) prior to the requested date of advance for advances accruing interest at the Prime Rate (as defined in Section 2 hereof), or (ii) three (3) Business Days prior to the requested date of advance for advances accruing interest at the LIBOR Rate (as defined in Section 2 hereof). Agent shall request each Lender to make available to Agent such Lender's portion of the requested advance, as described in Section 10(k) hereof. Agent shall advance to Borrower all funds delivered by the Lenders to Agent for the purpose of funding such requested advance to Borrower.

               (c) TERM: Through May 31, 2000 (the "REVOLVING MATURITY DATE").

               (d) RATE: The interest rate described in Section 2 of this Agreement, not to exceed the maximum non-usurious rate permitted by applicable law (the "MAXIMUM RATE").

               (e) REPAYMENT TERMS: Accrued and unpaid interest shall be due and payable on the last day of each calendar quarter (and, in addition, with respect to LIBOR Loans at the end of each applicable Interest Period), with the balance of unpaid principal and accrued and unpaid interest due and payable on the Revolving Maturity Date.

               (f) CONCERNING LETTERS OF CREDIT: On the terms and subject to the conditions hereinafter set forth, Lenders agree to make advances under the Revolving Credit Facility to Borrower for the issuance of one or more letters of credit, the total aggregate face amount of which shall not exceed at any one time the lesser of (i) 5,000,000.00 or (ii) the remainder of (A) Revolving Borrowing Base less (B) all amounts outstanding on the Revolving Credit Facility. No letter of credit issued under the Revolving Credit Facility may have an expiration date later than the Revolving Maturity Date. The issuances of all letters of credit are subject to the execution by Borrower of Agent's standard documentation therefor including, without limitation, provisions regarding capital adequacy. The face amount of each letter of credit issued under the Revolving Credit Facility shall be deemed an amount outstanding thereunder. All letters of credit shall bear a fee, payable in advance to Agent, for the benefit of the Lenders (except for $300 of the fee, which shall be credited exclusively to Agent for Agent's administration of each such letter of credit) equal to one percent (1%) per annum of the face amount of such letter of credit. Any letter of credit issued by Agent at the request of Borrower and outstanding on the date hereof shall be deemed issued under the Revolving Credit Facility.

               (g) COMMITMENT FEES: One-fourth of one percent (1/4%) per annum of the average unused portion of the Current Committed Revolving Amount (hereinafter defined), payable to Agent, for the benefit of the Lenders, in arrears on the same day as each interest payment on the Notes.

               (h) AGENT FEE: $10,000.00 per calendar year, payable to Agent on or before May 1 of each calendar year throughout the Term of the Credit Facility.

               (i) PURPOSE: To renew and extend the obligations of Borrower to the Lenders and the Agent pursuant to and described in the Prior Loan Agreement (as amended), to enable Borrower to finance certain secured loans and accounts receivable, and to support the issuance of up to $5,000,000.00 in face amount of letters of credit.

        B.     Revolving Credit Notes (Over-Advance):

               (a) REVOLVING NOTES (OVER-ADVANCE): Borrower's obligation to repay the advanced portion in excess of the Revolving Credit Facility (the "OVER-ADVANCE FACILITY") shall be evidenced by its execution of a promissory note (the "BANK ONE OVER-ADVANCE NOTE") of even date herewith in the form attached hereto as Exhibit "A-6", a promissory note (the "WELLS FARGO OVER-ADVANCE NOTE") of even date herewith in the form attached hereto as Exhibit "A-7", a promissory note (the "BANK OF AMERICA OVER-ADVANCE NOTE") of even date herewith in the form attached hereto as Exhibit "A-8", a promissory note (the "FLEET OVER-ADVANCE NOTE") of even date herewith in the form attached hereto as Exhibit "A-9" and a promissory note (the "OVERTON OVER-ADVANCE NOTE") dated of even date herewith in the form attached hereto as Exhibit "A-10" (collectively, the "OVER-ADVANCE NOTES").

               (b) MAXIMUM OVER-ADVANCE AVAILABILITY; ADVANCE PROCEDURE:
        $5,000,000.00, subject to the limitations set forth in this Agreement, including the Borrowing Base described in Section 5(d) hereof. Borrower may request advances pursuant to the Over-Advance Facility from Agent by telephone at least (i) one (1) Business Day (hereinafter defined) prior to the requested date of advance. Agent shall request each Lender to make available such Lender's portion of the requested advance, as described in Section 10(k) hereof. Agent shall advance to Borrower all funds delivered by the Lenders to Agent for the purpose of funding such requested advance to Borrower.

               (c) TERM: Through August ____, 1998 [364 DAYS FROM CLOSING] provided, however, the Lenders may, at any time, terminate this Over-Advance Facility upon 120 days prior written notice to Borrower (the "OVER-ADVANCE MATURITY DATE").

               (d) RATE: The Prime Rate (as defined in Section 2 of this Agreement) PLUS one and one-quarter percent (1-1/4%) (the "INDEX RATE"), not to exceed the maximum non-usurious rate permitted by applicable law (the "MAXIMUM RATE").

               (e) REPAYMENT TERMS: Accrued and unpaid interest shall be due and payable on the last day of each month, with the balance of unpaid principal and accrued and unpaid interest due and payable on the Over-Advance Maturity Date.

               (f) PURPOSE: To temporarily fund advances which exceed the current Borrowing Base limitations as set forth in Subsection 5(e)(1)(F) and 5(e)(2)(F) hereof.

        Section 2.    INTEREST.

        (a) Subject to the provisions of paragraphs (d), (f) and (g) of this
Section 2, Borrower
shall pay interest on the outstanding principal amount of the Revolving Notes at the Prime Rate per annum, unless Borrower has elected, pursuant to paragraph (c) of this Section 2, that such interest shall accrue at the LIBOR Rate plus 1.75%.

        (b) Borrower may, at any time upon the expiration of any Interest Period, or at any other time with respect to a portion of the outstanding principal balance of the Revolving Notes that does not constitute a LIBOR Loan, elect that the per annum rate of interest on all or any portion of the outstanding principal amount of the Revolving Notes accrue at the Prime Rate. Accrued and unpaid interest on the Revolving Notes under this Section 2(b) shall be calculated on the basis of a three hundred sixty-five (365) or three hundred sixty-six (366) day year, as the case may be, and the actual number of days elapsed.

        (c) Upon three (3) Business Days written notice to Agent of such election and of the Interest Period selected by Borrower, Borrower may, effective upon the expiration of any Interest Period, or effective any other time with respect to a portion of the outstanding principal balance of the Revolving Notes that does not constitute a LIBOR Loan, elect that the per annum rate of interest on at least $500,000.00 of the outstanding principal amount of the Revolving Notes accrue at the LIBOR Rate plus one and three quarters percent (1.75%), but only if at the time of such election no event of default exists hereunder, and no more than three (3) other LIBOR Loans are outstanding on the Revolving Credit Facility. Accrued and unpaid interest on each LIBOR Loan shall be calculated on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.

        (d) (1) In the event that Agent shall have determined (which determination shall, absent manifest error, be final, conclusive and binding):

                      (A) on any date for determining the LIBOR Rate for any
               Interest Period, that by reason of any changes affecting the LIBOR Market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the LIBOR Rate; or

                      (B) at any time, that the relevant LIBOR Rate does not
               represent the effective pricing to Agent for funding or maintaining a LIBOR Loan, or Agent shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any LIBOR Loan, in any such case because of (i) any change in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as, for example but not limited to, a change in official reserve requirements) and/or (ii) other circumstances which materially and adversely affect Agent or the LIBOR Market or the position of Agent in such market; or

                      (C) at any time, that the making or continuance by Agent
               of any LIBOR Loan has become unlawful by its compliance in good faith with any law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or has become impracticable as a result of a contingency occurring which materially and adversely affects the LIBOR Market;

        then, and in any such event, Agent shall promptly after making such determination give written notice to Borrower. Thereafter: (A) in the case of clause (A) above, Borrower's right to elect the LIBOR Rate as the basis for determining accrued interest on the Revolving Notes shall be suspended until such time as Agent notifies Borrower that the circumstances giving rise to such notice by Agent no longer exist, any such election by Borrower will be void and interest on the Revolving Notes shall, subject to the provisions of paragraphs (f) and (g) of this
        Section 2, accrue and be payable pursuant to the provisions of paragraph
        (b) of this Section 2; (B) in the case of clause (B) above, Borrower shall pay to Agent, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Agent in its sole discretion shall determine) as shall be required to compensate Agent for such increased costs or reduction in amounts received or receivable hereunder; provided that Borrower shall have no obligation to make any payments of additional amounts to the extent such increased costs or reductions in amounts received or receivable hereunder are attributable to taxes based on net income imposed on Agent by the United States of America (a written notice as to additional amounts owed Agent, showing in reasonable detail the basis for the calculation thereof, submitted to Borrower by Agent shall, absent manifest error, be final, conclusive and binding); and (C) in the case of clause (C) above, interest on the Revolving Notes shall, subject to the provisions of paragraphs (f) and
        (g) of this Section 2, accrue and be payable pursuant to the provisions of paragraph (b) of this Section 2.

               (2) Upon the occurrence of any of the circumstances described in subparagraph (1)(A) or (C) of this Section 2(d), or if Borrower so elects after the occurrence of an event described in subparagraph (1)(B) of this Section 2(d), interest on the outstanding principal amount of the Revolving Notes shall, subject to the provisions of paragraphs (f) and (g) of this Section 2, forthwith accrue and be payable pursuant to the provisions of paragraph (b) of this section 2.

        (e) Borrower shall compensate Agent, for the benefit of the Lenders, upon its written request (which request shall set forth in reasonable detail the basis for requesting such amounts and the calculation thereof and shall, absent manifest error, be final, conclusive and binding), for all losses, expenses and liabilities (including, without limitation, any loss, interest, expense, penalty or other amounts paid or incurred by Agent in connection with any deposits or funds liquidated or re-employed by Agent, to the extent not received by Agent in connection with the re-employment of such funds) which Agent sustains (1) if any repayment or prepayment (including, without limitation, payment after acceleration) of any LIBOR Loan occurs on a date which is not the last day of the Interest Period applicable thereto, (2) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by Borrower, or (3) as a consequence of (i) any default by Borrower in repaying any interest or principal on any Revolving Note or any other indebtedness of Borrower to Agent or any other Lender when required by the terms of this Agreement, or (ii) an election made by Borrower pursuant to paragraph (d)(2) of this Section 2. The calculation of all amounts payable to Agent under this paragraph (e) shall be made on the assumption that Agent has funded each LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate plus one and three quarters percent (1.75%) in an amount equal to the amount of such LIBOR Loan with a maturity equivalent to the Interest Period applicable to such LIBOR Loan, and through the transfer of such Eurodollar deposit from an office of Agent outside the United States to an office of Agent in the United States; provided that Agent or any Lender may make advances under the Credit Facility in any manner that it chooses in its sole discretion and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.

        (f) In the event that Agent shall have determined that the adoption of any requirement of law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Agent with any request or directive regarding capital adequacy made or issued (whether or not having the force of law and whether or not non-compliance therewith would be unlawful) from any central bank or other governmental authority or agency, does or will have the effect of increasing the amount of capital required or expected to be maintained by Agent (or any corporation controlling Agent), and Agent shall determine that such increase is based upon the existence of Agent's commitment or obligations hereunder with respect to making LIBOR Loans and other commitments or obligations of this type, then from time to time upon the written demand by Agent to Borrower, Borrower shall pay to Agent such additional amount or amounts as will compensate Agent for any increased costs or reduced rate of return on capital or assets of Agent resulting from such circumstances. A certificate as to any such additional amount or amounts showing in reasonable detail the basis for the calculation thereof submitted to Borrower by Agent shall, absent manifest error, be final, conclusive and binding.

        (g) In the event that, and for so long as any event of default hereunder shall have occurred and be continuing, then and in any such event, the outstanding principal amount of the Revolving Notes and the Over-Advance Notes shall bear interest at the Maximum Rate.

        (h) As used herein, the following terms shall have the following meanings:

               (1) "BUSINESS DAY" shall mean a day other than a Saturday or Sunday, when Agent is open for business.

               (2) "INTEREST PERIOD" shall mean the interest period to be applicable to any LIBOR Loan, each of which Interest Periods shall be either a one month period, two month period, three month period, or six month period; provided, however,

                      (A) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                      (B) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and

                      (C) no Interest Period shall extend beyond the final
               maturity date of the

                Notes.

               (3) "LIBOR LOAN" shall mean at least $500,000.00 of the outstanding principal balance of the Revolving Notes as to which Borrower has elected the LIBOR Rate option pursuant to this Section 2.

               (4) "LIBOR MARKET" shall mean the-London interbank Eurocurrency market.

               (5) "LIBOR RATE" shall mean, with respect to each Interest Period, the rate per annum quoted by Agent as the rate which Agent, in accordance with its usual practice, is offering first-class banks in the LIBOR Market for deposits of dollars (lawful money of the United States of America) for such Interest Period at or about 11:00 a.m. London, England time two (2) Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period.

               (6) "PRIME RATE" shall mean at any time the variable rate of interest then most recently announced publicly by Agent (or any successor to all or substantially all of its assets) as its prime rate of interest and, without notice to Borrower or any other person, such rate of interest shall change as and when changes in that prime rate of interest are announced.

        (i) The Over-Advance Notes shall accrue interest at the rate set forth in Section 1(B)(d) hereof.

        Section 3. REPRESENTATION AND WARRANTIES. Borrower represents and warrants to Agent that, as of the date hereof and as of the date of each advance under the Credit Facility:

        (a) ORGANIZATION, AUTHORITY. ETC. Borrower is a corporation, duly organized, legally existing and in good standing under the laws of the State of Delaware and is qualified as a foreign corporation in all jurisdictions where such qualification is necessary. Borrower is authorized to execute this Agreement, the Notes, and all the other Loan Documents (hereinafter defined), and those documents or instruments, when executed and delivered will be valid and binding obligations of Borrower, enforceable in accordance with their terms and do not violate the provisions of the corporate charter or bylaws of Borrower or any contract, agreement, law or regulation to which Borrower is subject.

        (b) FINANCIAL STATEMENTS. All financial statements of Borrower delivered to Agent are complete and correct and have been prepared in accordance with generally accepted accounting principles, consistently applied. The data and records pertaining to the Collateral, and the financial statements dated June 30, 1997 of Borrower (the "PRIOR FINANCIAL STATEMENTS") delivered to Agent are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied and no material adverse change in the condition of Borrower, financial or otherwise, has occurred since the date of the most recent financial statements of Borrower in Agent's Possession.

        (c) INVESTMENTS AND LIABILITIES. Borrower has not made any investments or incurred any liabilities except (i) for investments made and liabilities incurred in the ordinary course of business or (ii) as disclosed in the most recent financial statements of Borrower in Agent's possession.

        (d) TITLE. Borrower has good title to its assets and properties, free and clear of adverse claims, except as disclosed in the most recent financial statements of Borrower in Agent's possession, and except for any adverse claims arising in connection with assets contributed or sold to KBK Receivables Corporation ("KBK RECEIVABLES") under the Purchase and Sale Agreement, dated as of April 11, 1997, between the Borrower and KBK Receivables (the "SALE AGREEMENT").

        (e) TAX RETURNS. Borrower has filed all federal and state income tax returns required to be filed as of the date of this Agreement and has paid all taxes or assessments related to said returns.

        (f) NO DEFAULT. To the best knowledge of Borrower, Borrower is not, and after giving effect to any requested advance hereunder will not be, in default in any respect under this Agreement, any other Loan Document, or any contract, agreement or instrument to which Borrower is a party or by which Borrower may be bound, and to the best knowledge of Borrower, Borrower is in compliance with all applicable laws and regulations.

        (g) ERISA; MARGIN SECURITIES. To the best knowledge of Borrower, no fact exists, including but not limited to any reportable event or prohibited transaction (as defined in the Employee Retirement Income Security Act of 1974, as amended ["ERISA"]) which might constitute grounds for termination of any plan of Borrower or appointment of a trustee to administer such plan. Borrower does not own any "margin security" or "margin stock" as defined in Regulations G, U, or X of the Board of Governors of the Federal Reserve System.

        (h) PATENTS. ETC. Borrower has all patents, licenses, trademarks, franchises and the like necessary to conduct its business and is not aware of any conflict with the rights of others.

        (i) NO UNTRUE STATEMENTS. Neither this Agreement nor any other information furnished by Borrower to Agent or any Lender contains any untrue statement of a material fact or omits a material fact necessary to make the statements not misleading.

        (j) STATUS OF COLLATERAL. With respect to the Collateral (hereinafter defined), to Borrower's knowledge: the Collateral and all documents related thereto, including guaranties, if any (all of which documents are collectively referred to herein as the "COLLATERAL LOAN DOCUMENTS") and each of them are enforceable according to their terms; at the time of the execution of this Agreement, Borrower has good title to the Collateral and all collateral loan documents; Lenders have (or upon execution of the Loan Documents shall have) a first priority perfected security interest in the Collateral; all parties to the Collateral and collateral loan documents have full capacity to contract; Borrower has no knowledge of any facts which impair the validity of the Collateral; all filings and recordings required by law have been completed and complied with; all Collateral represent obligations which are not contingent or disputable; Borrower has no knowledge of any fact which would impair the general performance of the obligations under the Collateral or Borrower's rights under the Collateral (other than the customary rate of non-compliance, which rate of non-compliance is in the ordinary course of business and consistent with Borrower's operating history); the Collateral have not been sold or pledged to a third party; the Borrower owns all of the Collateral free and clear of any liens, security interests or encumbrances; PROVIDED, HOWEVER, that the Borrower shall be permitted to contribute and sell, and grant security interests in, accounts, chattel paper, instruments and general intangibles to KBK Receivables pursuant to the Sale Agreement, unless Borrower has represented to Lender that such items are Collateral Accounts (hereinafter defined).

        (k) No litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of Borrower's officers, threatened against or affecting Borrower, which may result in any material adverse change in Borrower's business, properties or operations.

        Section 4. REPORTING REQUIREMENTS. Borrower will deliver the following reports to Agent:

        (a) ANNUAL FINANCIAL STATEMENTS: As soon as available, and in any event within 120 days after the end of each fiscal year of Guarantor, a copy of the annual audited consolidated financial statement of Guarantor (including Borrower) prepared in conformity with generally accepted accounting principles, certified (with no material qualifications or exceptions) by independent public accountants selected by Guarantor and acceptable to Lender, which show the consolidated and consolidating financial condition of Guarantor (including Borrower) at the close of such fiscal year and the results of operations during such fiscal year, and shall include, but not be limited to, a profit and loss statement, balance sheet and such other matters as Lenders may reasonably request.

        (b) QUARTERLY FINANCIAL STATEMENTS: As soon as available, and in any event within 45 days after the end of each calendar quarter, unaudited consolidated financial statements showing the consolidated and consolidating financial condition of Guarantor (including Borrower) at the close of each such quarter and the results of operations during such quarter, which financial statements shall include, but shall not be limited to, a profit and loss statement, balance sheet, cash flow statement, Compliance Certificate in the form of EXHIBIT "D" hereto, together with such other information as may be deemed necessary or appropriate by Lender, and such other matters as Lender may reasonably request; such statements shall be prepared in accordance with generally accepted accounting principles and certified on the face thereof by the chief financial officer or other officer acceptable to Lender, or any person acceptable to Lender, and shall be forwarded to Lender with a letter of transmittal from such officer in which such officer shall certify that Borrower is in compliance with all of the covenants contained in this Agreement and further stating that no Event of Default exists in the performance by Borrower of any of the other terms, conditions and covenants required under this Agreement to be performed by Borrower.

        (c) QUARTERLY REPORTS: Within thirty (30) days after the last day of each calendar quarter, a portfolio performance report ("PORTFOLIO REPORT") in such detail and containing such information as Agent may request, as of the last day of such quarter, with respect to all Eligible Loans (defined below) of Borrower, certified by an authorized financial officer of Borrower, which Portfolio Report describes: (i) the original balance of each Eligible Loan; (ii) the current outstanding balance of each such Eligible Loan as of the close of business on the immediately preceding calendar quarter's end; (iii) the current "Grade" in accordance with Borrower's Credit and Collections Policy; and (iv) an itemization of each past due Eligible Loan. "Borrower's Credit and

Collection Policy" shall mean those credit and collection policies and practices of Borrower, related to the promissory notes and related note documents comprising the Eligible Loans, as same is amended form time to time.

        (d) MONTHLY REPORTS: As soon as available, and in any event within thirty (30) days after the end of each month, Borrower shall deliver to Lenders
(i) a Borrowing Base Report and Compliance Certificate in the form of EXHIBITS "B" AND "D" attached hereto together with such other information or confirmation thereof as may be deemed necessary or appropriate by Lender, and (ii) a report in such detail and containing such information as Agent may request, as of the last day of such month, of all Collateral Accounts grouped into columns of 0-30 days from invoice date, 31-60 days from invoice date, 61-90 days from invoice date, and over 90 days from invoice date, and (3) a report listing the ten Borrower's Clients (which may be identified by their client numbers) from whom Borrower has purchased the largest aggregate amount of Collateral Accounts outstanding as of the last day of such month, together with the amounts owed on such accounts receivable by the account debtors thereon as of such date, certified by an authorized financial officer of Borrower.

        (e) NOTICE OF DEFAULT: Within three (3) days after Borrower has or should have knowledge of the occurrence of a default under this Agreement, notice of such default together with Borrower's plans to correct such default.

        (f) NOTICE OF LITIGATION: Promptly, but in any event within fifteen (15) days after receipt of service of the petition, notice of any litigation against Borrower in which the claimed liability of Borrower is greater than $500,000.00 (or alleging unspecified damages) if such claim is not fully covered by insurance.

        (g) OTHER INFORMATION: Such other information as Agent may request from time to time.

        (h) BUSINESS PLANS: On or before December 31 of each year, Borrower's business plan for the following year.

        Section 5.    AFFIRMATIVE COVENANTS.

        (a) COMPLIANCE AND PERFORMANCE. Borrower will comply with all statutes and governmental regulations and will pay all taxes, assessments, governmental charges, claims for labor and the like. Borrower will maintain its corporate existence and will remain in good standing in all jurisdictions in which it is required to be qualified and will maintain its properties in good and workable condition at all times. Borrower will perform all obligations under this Agreement, and under all indentures, agreements, and contracts by which Borrower is bound. Borrower will maintain with financially sound and reputable insurers acceptable to Agent, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies as is customary for its business naming Agent as loss payee with respect to any insurance covering collateral securing the loans hereunder, and will, upon Agent's request, provide satisfactory evidence of such insurance. Upon Agent's request, Borrower will provide Agent and/or Agent's representatives access to Borrower's books, records and properties at such times during ordinary business hours as Agent may request.

        (b) REIMBURSEMENT: INDEMNITY. Borrower will reimburse Agent and each Lender for all legal fees and expenses incurred by Agent and the Lenders in the preparation of this Agreement and the other Loan Documents, and for all other costs and expenses incurred by Agent and the Lenders in connection with this Agreement including, without limitation, any and all legal fees and expenses incurred in the enforcement of this Agreement or any of the other Loan Documents and all costs Agent or any Lender may incur in evaluating collateral or reviewing Borrower's financial records. Borrower and Guarantor agree, jointly and severally, to indemnify and hold Agent and each Lender harmless from any costs or expenses incurred by Agent or any Lender as a result of the provisions of federal, state and local environmental laws and ordinances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, as such laws and ordinances may relate to Borrower, Guarantor, or any property or operations of Borrower or Guarantor.

        (c) CURRENT COMMITTED AMOUNT. At no time may the outstanding amount under the Credit Facility exceed the lesser of (i) the Borrowing Base, or (ii) the maximum amount allowable under the Credit Facility (the "CURRENT COMMITTED AMOUNT"). The Current Committed Revolving Amount and the Current Committed Over-Advance Amount shall never exceed the respective amounts agreed upon by all of the Lenders and Borrower, as established by letter agreement in the form of EXHIBIT "E" annexed hereto (the "CURRENT COMMITMENT LETTER"). Until Borrower gives written notice to Agent and the Lenders that the Current Committed Amount has decreased, the Current Committed Amount shall be the amount most recently agreed upon by Lenders and Borrower. Borrower shall have the right, upon giving at least three (3) Business Days' notice to Agent and the Lenders, to decrease either the Current Committed Revolving Amount or the Current Committed Over-Advance Amount to any multiple of $1,000,000.00, but may not do so more often than once during each calendar quarter. In the event the Current Committed Amount is so reduced, it may not be subsequently increased without the written consent of Agent and the Lenders. Borrower acknowledges and agrees that the Lenders are under no obligation to so increase the Current Committed Amount, and that the Lenders will consider doing so only upon the written request of Borrower, which request may not be made by Borrower more often than once during each calendar quarter.

        (d)    BORROWING BASE.

               (1) The borrowing base for the Revolving Credit Facility (the "REVOLVING BORROWING BASE") shall be the sum of (i) eighty percent (80%) of the outstanding balance of the sum of all Eligible Loans owing to Borrower by Borrower's Clients (as used herein, a "BORROWER'S CLIENT" is a person or entity from whom Borrower purchases accounts receivable, chattel paper, promissory notes, and liens and security interests securing same or to whom Borrower advances loans and such indebtedness is evidenced by the collateral documents), plus (ii) eighty-five percent (85%) of the amount by which the sum of all Eligible Collateral Accounts purchased by Borrower from Borrower's Clients exceeds the sum of all amounts attributable to such Eligible Collateral Accounts which are or may be due to Borrower's Clients. If at any time the amount outstanding under the Revolving Facility is greater than the Revolving Borrowing Base at such time, Borrower shall immediately make a prepayment on the Revolving Note in an amount sufficient to reduce the aggregate outstanding amounts thereof to an amount not more than the

        Revolving Borrowing Base.

               (2) The availability under the Over-Advance Facility (the "OVER-ADVANCE BORROWING BASE") shall be an additional ten percent (10%) of the Revolving Borrowing Base, but in no event shall the Over-Advance Borrowing Base (i) exceed the amount determined in accordance with Subsection (F) of the definition of both Eligible Loans and Eligible Collateral Accounts in Section 5(e) below, or (ii) include loans from Bender Shipbuilding or Ponder Industries.

               (3) The Revolving Borrowing Base and the Over-Advance Borrowing Base are herein collectively called the "BORROWING BASE."

        (e)    ELIGIBLE LOANS AND ELIGIBLE COLLATERAL ACCOUNTS.

               (1) "ELIGIBLE LOANS" shall mean loans from Borrower to Borrower's Clients, which strictly comply with the requirements of Section 5(f) hereinbelow, but excluding any loan that meets one or more of the following criteria: (A) one or more payments are past due by more than ninety (90) days, (B) from a party closely affiliated with, related to, or employed by Borrower or Guarantor, (C) from an obligor subject to bankruptcy proceedings (unless such obligor's bankruptcy proceedings predate the subject Loans), (D) original principal amount thereof is less than $25,000, (E) from an obligor domiciled outside the United States of America, and such obligation is not secured in a manner satisfactory to Agent, (F) to the extent (but only to the extent) such loan, when aggregated with all other loans (from the same or affiliated obligor) comprising the Revolving Borrowing Base exceeds fifteen percent (15%) of Borrower's Primary Capital as reflected on the most recent financial statements of Borrower in Agent's possession, (G) which have been sold or otherwise transferred by the Borrower to KBK Receivables pursuant to the Sale Agreement, (H) has not been originated pursuant to or does not satisfy, in all material respects, any of the applicable requirements of Borrower's Credit and Collection Policy, (I) is not denominated or payable in United States Dollars, (J) has an original term to maturity of more than (x) 72 months with respect to term loans, or (y) 24 months with respect to lines of credit, (K) has payment terms that do not require monthly payments of interest, (L) is subject to claims or offsets by the obligor thereof, (M) the obligor thereof is a governmental agency or authority, (N) the primary business of the obligor is involved in any one or more of the gaming, nuclear waste, bio-tech, or real estate industries, (O) has a principal amortization schedule of more than 10 years (with respect to term loans), or the remaining principal balance is not due in less than six years from such date, (P) if such note is secured by real estate and it fails to meet all requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, (Q) exceeds the aggregate of the following, which has been pledged to secure same (i) 85% of appraised value of equipment, (ii) 50% of the lesser of cost or appraised value of inventory, (iii) 80% of the book value of receivables, (iv) 75% of appraised value of real estate, and (v) 90% of market value of marketable securities; provided, however, that only the funded amount to an obligor in excess of the percentage limitations set forth in (i) through (v) will be excluded from such Borrowing Base,

        (R) the portion of the Eligible Loan that is subject to participation with other parties, or (S) any nonaccrual loans.

               (2) "ELIGIBLE COLLATERAL ACCOUNTS" shall mean accounts receivable purchased by Borrower from Borrower's Clients which are outstanding less than ninety (90) days from date of purchase by Borrower and less than one hundred twenty (120) days from the original invoice date, less all interests in such accounts receivable sold, participated or syndicated by Borrower, and excluding any account receivable that meets one or more of the following criteria: (A) with a due date greater than ninety (90) days from invoice date, (B) from an affiliate of Borrower, (C) from an account debtor subject to bankruptcy proceedings (unless specifically approved by Agent), (D) [INTENTIONALLY DELETED], (E) due from a foreign account debtor which is not secured by a letter of credit in a manner satisfactory to Agent, not covered by credit insurance issued by American Credit Indemnity, The Export-Import Bank of the United States, or such other insurer that is satisfactory to Agent or not otherwise specifically approved by Agent (for purposes hereof, accounts receivable owing by Petrozuata, C.A. purchased by Borrower from Kadco International, Ltd., Inc. in an amount not to exceed $500,000 outstanding at any single time, and from entities, the majority of equity interest in which is owned by Mobil, Chevron, Shell or Exxon, shall be deemed approved by Agent), (F) to the extent (but only to the extent) such account receivable, when aggregated with all other accounts receivable of Borrower purchased from the Borrower's Client from whom Borrower has purchased such account receivable, exceeds the greater of
        (i) Borrower's allowance for credit loss, as reflected on the most recent financial statements of Borrower in Agent's possession or (ii) twenty percent (20%) of Borrower's Primary Capital as reflected on the most recent financial statements of Borrower in Agent's possession, (G) due from the federal government or any agency thereof to the extent the sum of such governmental accounts receivable exceeds, in the aggregate, twenty-five percent (25%) of Borrower's Primary Capital as reflected on the most recent financial statements of Borrower in Agent's possession, or (H) which has been sold or otherwise transferred by Borrower to KBK Receivables pursuant to the Sale Agreement.

        (f) SECURITY. The Notes and the other indebtedness hereunder shall be secured by (i) all loans from Borrower to Borrower's Clients, now existing or hereafter to come into existence, (ii) all accounts receivable of Borrower not sold pursuant to the Sale Agreement (the "COLLATERAL ACCOUNTS") now existing or hereafter to come into existence, (iii) all instruments, chattel paper, documents and general intangibles of Borrower evidencing same, now owned or hereafter acquired, (iv) an assignment of all security interests, mortgages and liens securing the foregoing, and (v) all proceeds of the foregoing (collectively, the "COLLATERAL").

                      (1) With respect to the Collateral that is comprised of
        (i) chattel paper, documents and other such instruments evidencing both an obligation and security interest or lease of specific goods, and (ii) promissory notes and other such negotiable instruments evidencing a right to the payment of money and are transferred by way of endorsement, Borrower shall conspicuously mark same with the following indorsement:
        "IF THIS IS CHATTEL PAPER OR OTHER SUCH INSTRUMENT EVIDENCING BOTH AN OBLIGATION AND SECURITY INTEREST OR LEASE OF SPECIFIC GOODS, IT IS HEREBY ASSIGNED TO BANK ONE, TEXAS, N.A., AS AGENT, UNDER THAT CERTAIN THIRD

        AMENDED AND RESTATED LETTER LOAN AGREEMENT DATED AUGUST ___, 1997, AS AMENDED; IF THIS IS A PROMISSORY NOTE OR OTHER SUCH NEGOTIABLE INSTRUMENT EVIDENCING A RIGHT TO THE PAYMENT OF MONEY IT IS HEREBY INDORSED PAY TO THE ORDER OF BANK ONE, TEXAS, N.A., WITH FULL RECOURSE."

                      (2) With respect to the Collateral that is secured by a security interest in personal property (or otherwise subject to the Business and Commerce Code of Texas), which is evidenced by a security agreement, Borrower shall, upon request of Agent, assign to Lenders the benefit of such security agreement by the following legend on the security agreement: "ALL RIGHTS AND INTEREST IN AND TO THIS SECURITY AGREEMENT ARE ASSIGNED TO BANK ONE, TEXAS, N.A., AS AGENT, UNDER THAT CERTAIN THIRD AMENDED AND RESTATED LETTER LOAN AGREEMENT DATED AUGUST __, 1997, AS AMENDED."

                      (3) Borrower shall (i) assign to Lender all real property lien rights (with respect to the Collateral that is secured by a lien in real property) by execution of assignments of notes and liens (in the form annexed hereto as EXHIBIT "F"), (ii) upon request of Agent, assign to Lenders all security interests (with respect to security interests that are perfected by UCC filing) by execution of a UCC-3 assignment (in the form annexed hereto as EXHIBIT "G"), and (iii) revise such legends, endorsements and assignments in Agent's sole discretion to effectively indicate that the Collateral has been assigned to Lenders to secure Borrower's obligations hereunder.

                      (4) Borrower shall promptly deliver all original Collateral and assignments to a location designated by Agent, and shall take all other actions requested by Agent to maintain and perfect Lenders' security interests in such Collateral.

        (g) GUARANTY. The Notes and the other indebtedness hereunder shall be guaranteed by KBK Capital Corporation, a Delaware corporation ("GUARANTOR").

        Section 6.    NEGATIVE COVENANTS.

        (a) INVESTMENTS. Borrower will not make investments in any company, person or entity, except in the ordinary course of its business. Guarantor will not make investments in any company, person or entity other than Borrower, except in the ordinary course of its business.

        (b) MERGER AND CONSOLIDATION. Except as provided below, neither Borrower nor Guarantor will merge or consolidate with any person, create any subsidiaries (other than KBK Receivables), enter into any partnerships or joint ventures, or acquire any other entity. Borrower and Guarantor may merge or consolidate with an entity, so long as (i) Borrower or Guarantor, as the case may be, is the surviving entity, (ii) in the case of Borrower, the acquired entity has assets of less than $5,000,000, (iii) there is no "change in control" of Borrower or Guarantor, and (iv) the acquired entity is in the same basic business as that of Borrower and Guarantor. For purposes hereof, the phrase "CHANGE IN CONTROL" shall mean any person or entity, including a group as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, that acquires, owns or controls more than 50% of the outstanding shares of the capital stock thereof.

        (c) DIVIDENDS AND DISTRIBUTIONS. Borrower will not purchase or redeem any stock of Borrower, or declare or pay any dividends or distributions in any fiscal year that, in the aggregate, exceed the lesser of (i) the sum of the Permitted Amount of Non-Discretionary Dividends for such fiscal year and the Permitted Amount of Discretionary Dividends for such fiscal year or (ii) the After-Tax Net Income of Borrower for such fiscal year; as used herein, (A) "AFTER-TAX NET INCOME" shall mean the amount of net income Borrower would have generated had Borrower's net income been subject to tax at the rate which actually applies to the net income of Borrower during the period to which such calculation relates; (B) "PERMITTED AMOUNT OF DISCRETIONARY DIVIDENDS" for any given fiscal year of Borrower shall mean the sum of (i) fifty percent (50%) of the amount, if any, by which the After-Tax Net Income of Borrower for Borrower's prior fiscal year (as set forth in the audited financial statements of Borrower delivered to the Lenders pursuant to of this Agreement) exceeds the Permitted Amount of Non-Discretionary Dividends for such prior fiscal year and (ii) the amount of the Borrower's Prior Year Dividend Account on the first day of the fiscal year of Borrower as to which the calculation of Permitted Amount of Discretionary Dividends is made; (C) "PERMITTED AMOUNT OF NON-DISCRETIONARY DIVIDENDS" for any given fiscal year of Borrower shall mean the amount of taxes that would otherwise have been payable by Borrower with respect to its net income during such fiscal year had Borrower not been part of a consolidated group; and (D) "PRIOR YEAR DIVIDEND ACCOUNT" shall mean an account which shall begin on the date of this Agreement at $855,557 (0), and which shall increase by the amount, if any, by which the Permitted Amount of Discretionary Dividends in a given fiscal year of Borrower (commencing its fiscal year ending December 31, 199___) exceeds the amount of dividends actually paid by Borrower in such fiscal year in excess of the Permitted Amount of Non-Discretionary Dividends for such fiscal year, and which shall decrease by the amount of any dividends actually paid by Borrower in such fiscal year which are attributable to the Prior Year Dividend Account.

        (d) SALE OF ASSETS. Neither Borrower nor Guarantor will sell, transfer or otherwise dispose of any of its assets or enter into any arrangement accomplishing substantially the same purpose, except that the foregoing restrictions shall not apply to transactions in the ordinary course of business or to interests sold, participated or syndicated in any Eligible Loans or any Eligible Collateral Accounts, if such interests are not included in the calculation of the Borrowing Base; PROVIDED, HOWEVER, that the Borrower shall be permitted to sell, contribute and otherwise transfer assets to KBK Receivables pursuant to the Sale Agreement, so long as such assets are not represented to Lender as being Collateral Accounts.

        (e) INDEBTEDNESS. Neither Borrower nor Guarantor will incur, create, assume or guarantee in any manner any indebtedness, obligation or liability (direct or contingent), other than the indebtedness under the Credit Facility, except that Borrower and Guarantor may (i) incur, create, assume or guarantee indebtedness, obligations and liabilities in the ordinary course of their business, (ii) incur Funded Debt so long as the aggregate of all outstanding Funded Debt of

Borrower and Guarantor does not exceed $1,000,000.00, (iii) incur subordinated debt, subject to approval of the Lenders, and (iv) incur debt in connection with an interest rate hedging agreement (subject to the approval of Lenders) (collectively, the "PERMITTED DEBT").

        (f) LIENS. Neither Borrower nor Guarantor will create or permit to exist any lien, security interest or other encumbrance on any of its properties or assets except (1) as disclosed on the Prior Financial Statements, (2) as disclosed on the balance sheet of Guarantor dated June 30, 1997 delivered to Agent, (3) liens in favor of Agent, (4) liens securing Funded Debt up to an aggregate amount of $1,000,000.00, (5) liens for taxes or other governmental charges not yet due or contested in good faith, (6) liens in connection with workers' compensation, unemployment insurance or other such obligations, (7) legal or equitable encumbrances deemed to exist by reason of this or other encumbrances deemed to exist by reason of this or other negative pledge covenants, (8) legal or equitable encumbrances resulting from legal proceedings, or (9) servitudes, easements and other similar property rights or (10) liens, if any, with respect to the Permitted Debt.

        (g) CAPITAL EXPENDITURES. Neither Borrower nor Guarantor will expend or enter into any commitment to expend any amount for the acquisition or lease of tangible, fixed or capital assets, including repairs, replacements and improvements, which are capitalized under proper accounting practice, and which exceeds, in the aggregate, $1,750,000 per calendar year.

        Section 7.    FINANCIAL COVENANTS.

        (a)    Borrower will not permit, as of the end of any fiscal quarter:

               (1)    its Tangible Net Worth to be less than $10,000,000.00;

               (2) its ratio of Funded Debt to Primary Capital to be greater than 3.0 to 1.0;

               (3)    its Interest Coverage Ratio to be less than 1.50 to 1.0.

        (b) For the purposes of this Agreement, the following terms have the following meanings:

               (1) "DEBT" shall mean all liabilities which would be classified as liabilities;

               (2) "TANGIBLE NET WORTH" shall mean stockholder's equity LESS all intangible assets such as goodwill and patent rights, PLUS Subordinated Debt, LESS advances to affiliates other than KBK Receivables Corporation;

               (3) "SUBORDINATED DEBT" shall mean debt subordinated in a manner satisfactory to Agent;

               (4) "INTEREST COVERAGE RATIO" shall mean the ratio of (i) the sum of net income of Borrower, plus taxes and interest expense, all for the four previous fiscal quarters of Borrower, to (ii) interest expense of Borrower during the four previous fiscal quarters of Borrower.

               (5) "FUNDED DEBT" shall mean all interest bearing liabilities other than non-recourse debt issued by special purpose subsidiaries.

                (6) "PRIMARY CAPITAL" shall mean Tangible Net Worth, plus the allowance for credit losses.

        All terms not expressly defined shall be defined in accordance with generally accepted accounting principles. All determinations under this Agreement shall be made in accordance with generally accepted accounting principles consistently applied, except where expressly provided to the contrary. All references to a preceding period shall mean the period ending as of the end of the month, quarter or fiscal year for which the applicable report is delivered. All references to a period immediately following shall mean the period beginning on the first day of the month, quarter or fiscal year following the end of the period for which the applicable report is delivered.

        Section 8. DEFAULT AND REMEDIES. It shall constitute an event of default hereunder if (a) Borrower fails to make when due any payment on any of the Notes or on any other indebtedness hereunder, (b) Borrower fails to perform any of its other agreements contained herein, (c) Borrower or Guarantor defaults under the terms or provisions of any Loan Document or any other agreement, instrument or document executed in connection with or as security for the Credit Facility, (d) any representation or warranty of Borrower or Guarantor proves to have been untrue when made, (e) any petition in bankruptcy is filed by Borrower or Guarantor, or any order granting relief under any bankruptcy or receivership law is filed with respect to Borrower or Guarantor, (f) Borrower or Guarantor permits a monetary judgment against it in excess of $50,000.00 to remain undischarged for a period in excess of thirty (30) days, or (g) Borrower or Guarantor dissolves or (h) Borrower shall default in the payment of any indebtedness of Borrower or in the performance of any of Borrower's obligations and such default shall continue for more than any applicable period of grace or
(i) the commencement of the Liquidation Period (as such term is defined in the Receivables Purchase Agreement, dated as of April 11, 1997, among Borrower, KBK Receivables, Clipper Receivables Corporation, State Street Boston Capital Corporation and the other parties thereto). Upon the occurrence of an event of default specified in clause (a) or (e) above, or upon the breach of any covenant set forth in Section 5(c), 5(d), 5(e) or 7 hereof, without notice to Borrower or any other person, the obligations of the Lenders to fund additional loans to Borrower shall be terminated. Upon the occurrence of any other event of default specified above, upon five (5) days written notice to Borrower, but without further notice to Borrower or any other person, the obligations of the Lenders to fund additional loans to Borrower shall be terminated. Upon the occurrence of an event of default specified in clause (e) above, immediately, and upon the occurrence of any other event of default hereunder at the option of Agent upon five (5) days written notice to Borrower, but without further notice to Borrower or any other person, all indebtedness of Borrower to Agent and the Lenders shall be immediately due and payable and Agent may take any other actions as may be permitted by this Agreement, any other Loan Document or any other document or instrument evidencing or securing the Credit Facility. Each of Borrower and Guarantor expressly waives, except as set forth above, presentment, demand, protest, notice of protest, or other notice of dishonor of any kind including, without limitation, notice of intent to accelerate the maturity of the Notes and other indebtedness hereunder and notice of acceleration of the maturity of the Notes and other indebtedness hereunder.

        Section 9. CLOSING. The initial funding of the Credit Facility shall be subject to the receipt by Agent of the following documents, instruments and certificates (which, with all previously executed loan documents relating to the Credit Facility, are herein called the "LOAN DOCUMENTS"), each of which shall be satisfactory in form and substance to Agent and its counsel:

        (a) six (6) copies of this Agreement executed by Borrower and Guarantor:

        (b) the promissory notes attached hereto as Exhibits "A-1" through "A-10", executed by Borrower;

        (c) a Specific Guaranty executed by Guarantor for the benefit of Fleet Bank, N.A.;

        (d) the Consent of Guarantor attached hereto, executed by Guarantor;

        (e) the Current Commitment Letter stipulating amounts agreed to by all Lenders;

        (f) a certificate of the Secretary of each of Borrower and Guarantor, certifying as to the Articles of Incorporation and Bylaws of each, director's resolutions of each, and the signatures of authorized officers of each;

        (g) resolutions of the Board of Directors of each of Borrower and
Guarantor:

        (h) certificates of existence issued by the Secretary of State of Delaware with respect to each of Borrower and Guarantor;

        (i) certificates of good standing with respect to each of Borrower and Guarantor;

        (j)    Borrowing Base Certificates as of the date hereof;

        (k)    Portfolio Report as of the date hereof;

        (l) a current copy of the Borrower's Credit and Collection Policy; and

        (m) such other documents and instruments as may be reasonably requested by Agent or its counsel.

        Section 10.   THE AGENT.

        (a) CREATION OF AGENCY. Each Lender hereby authorizes the Agent to take such action on such Lender's behalf and exercise such powers as are delegated to the Agent by the terms hereof, together with all such powers as are reasonably incidental thereto. The relationship between the Agent and each Lender is that of agent and principal only, and nothing herein shall (nor shall it be construed so as to) constitute the Agent a trustee or fiduciary for or of any Lender, or impose on the Agent any duties or obligations other than those for which express provision is made herein. In performing its express duties and obligations hereunder, the Agent shall have no liability to any Lender in the absence of gross negligence or willful misconduct by the Agent. The Lenders expressly acknowledge and agree that the Agent shall have no implied duties hereunder including, without limitation, any implied duty of good faith and fair dealing.
The Agent agrees that, upon the request of any Lender, it will use its best efforts to obtain any information from or with respect to Borrower that is available to Agent pursuant to the terms of this Agreement.

        (b) PAYMENTS AND DISTRIBUTIONS. Each Lender hereby authorizes the Agent to receive any and all payments which are or which may become due under this Agreement, the Notes or any of the other Loan Documents. Each Lender and Agent hereby authorize and instruct Borrower to make all payments which are or which may become due under any of such Loan Documents directly to the Agent. Each Lender hereby agrees that, in the event it receives any payment which should have been made to the Agent pursuant to the terms of this Agreement, or in the event it offsets any amounts placed on deposit with it by Borrower, it shall immediately remit such payment or offset amount to the Agent for distribution in accordance with the terms of this Agreement. Except as otherwise expressly provided herein, the Agent shall distribute promptly to the Lenders all sums received by the Agent as a payment on or related to any of the Loan Documents ratably in proportion to the amount of each Lender's interest in the Credit Facility listed on Schedule 1 hereto. In the event interest on the Notes accrues at more than one rate, or the Agent receives any prepayment with respect to any Note, all interest payments and all prepayments received by Agent hereunder shall be distributed ratably among the Lenders in proportion to the amount of each Lender's interest in the Credit Facility, regardless of whether the interest or prepayment was purported to have been made with respect to less than all of the Notes.

        (c) NOTICES. The Agent will promptly advise each Lender of any actual notice of a default of Borrower hereunder received by the Agent. The Agent shall not be under any obligation to any Lender to ascertain or inquire as to the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document to be performed or observed by Borrower. Each Lender hereby agrees that it will, promptly upon receipt of actual notice thereof, notify the Agent of the existence of any default of Borrower hereunder.

        (d) INDEMNITY. Each Lender hereby agrees to, and shall, ratably in proportion to the amount of each Lender's interest in the Credit Facility, indemnify, to the extent not reimbursed by Borrower, the Agent against any loss, expense (including legal fees) or liability (except such as results from the Agent's own gross negligence or willful misconduct) which the Agent may suffer or incur in connection with the implementation, administration or enforcement of the Credit Facility or any of the Loan Documents.

        (e) RELIANCE. In performing its duties and exercising its powers hereunder, the Agent will be entitled to rely on (1) any communication believed by it to be genuine and to have been sent or signed by the person by whom it purports to have been sent or signed and (2) the opinions and statements of any professional advisor selected by it in connection herewith, and the Agent shall not be liable to any other party hereto for any consequence of any such reliance.

        (f) TRUTH OF REPRESENTATIONS. The Agent takes no responsibility for the truth of any representations made herein, nor for the adequacy or enforceability of this Agreement, and neither the Agent (except in the case of its gross negligence or willful misconduct) nor any of its officers, directors, employees, agents or representatives shall be liable for any action taken or omitted to be taken by it or any of them under or pursuant to this Agreement, or for any oversight or error of judgment.

        (g) BUSINESS WITH BORROWER. Notwithstanding the agency herein constituted, Bank One, in its individual capacity, may, without liability to account, make loans to, accept deposits from and generally engage in any kind of banking or trust business with Borrower. The Lenders expressly acknowledge and agree that such activities shall not constitute (and shall not be construed to constitute) a conflict of interest with the Agent's performance of its duties hereunder.

        (h) INDEPENDENT INVESTIGATIONS. Each Lender acknowledges that it has taken and will take such independent action and make such investigations as it deems necessary to inform itself as to the financial condition and affairs of Borrower and, based upon such independent action and investigation,-it has determined to enter into this Agreement.

        (i) PRIOR ADJUDICATION OF CERTAIN ACTIONS. If, in the opinion of the Agent, the distribution of any sum received by the Agent in such capacity hereunder, under the Notes or under any other Loan Document, or the taking or omitting to take of any action hereunder or thereunder, might involve the Agent in liability, it may refrain from taking such action (or omitting to take such action) until its right to take such action (or omit to take such action) shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be paid to a person other than the recipient thereof, each Lender or other person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such a manner and to such persons as shall be determined by such court.

        (j) REMEDIES UPON DEFAULT. Upon the occurrence of an event of default hereunder by Borrower, the Agent shall be entitled to elect which, if any, remedies will be pursued with respect to the Credit Facility and the collateral securing the same (including, without limitation, deeds or assignments in lieu of any such proceedings). The Agent shall be entitled to select the method of disposition of any collateral securing the Credit Facility, or may elect to not pursue any or all remedies with respect to such collateral. Should such proceedings result in the foreclosure of any security interest held by the Agent or the Lenders, the Agent shall have the right to acquire such collateral at foreclosure, and to bid therefor all or any portion of the indebtedness of Borrower to the Lenders under the Credit Facility and, if the successful bidder thereon, the Agent shall acquire such collateral as nominee for the Lenders and operate and/or dispose of such collateral in the manner the Agent sees fit, all expenses of operation and disposal of such collateral to be borne by the Lenders ratably according to their respective interests in the Credit Facility. In addition to the foregoing, upon the occurrence of an event of default hereunder by Borrower (or, if in the opinion of the Agent, such a default seems imminent), the Agent, subject to the provisions of paragraph (m) of this Section 10 shall be entitled, should it so elect, to pursue any restructuring or modification of the terms and provisions (including, without limitation, repayment provisions) of the Credit Facility, the Notes, this Agreement and the other Loan Documents as may be determined by the Agent in its discretion. The Agent, subject to the provisions of paragraph (m) of this Section 10, shall have the right to release Borrower from liability for repayment of all or any part of the Credit Facility if the Agent determines such release may increase the amounts to be realized by the Lenders under the Credit Facility or may decrease the costs of collection of the Lenders. Each Lender hereby agrees to, and shall, ratably in proportion to the amount of each Lender's interest in the Credit Facility, indemnify and hold the Agent harmless from and against any and all loss, liability or expense (except such as results from the Agent's own gross negligence or willful misconduct) incurred by the Agent in connection with its actions taken hereunder, or in connection with any related document, after the occurrence of an event of default hereunder by Borrower (including, without limitation, actions taken to foreclose on, operate or dispose of any collateral and/or to restructure the terms and provisions of the Credit Facility).

        (k) FUNDINGS BY LENDERS. Agent shall notify the Lenders by telephone or telecopy as promptly as practicable of a request for advance by Borrower and the date on which such advance is requested to be made. Each Lender hereby agrees to deposit with Agent, prior to 2:00 p.m. Houston time on the date such advance is requested to be made, such Lender's portion of such advance, which shall be determined by the percentage interest of such Lender in the Credit Facility.

        (l) DEFAULT BY A LENDER. In the event any Lender fails to timely make available to the Agent such Lender's pro rata portion of any loan made or to be made pursuant to this Agreement or any other amount due from such Lender to Agent hereunder or under any of the other Loan Documents, or upon the breach by any Lender of any of its other obligations hereunder, such defaulting Lender shall be referred to as a "DEFAULTING LENDER" and the Agent and other Lenders shall have the rights described in this paragraph with respect to such Defaulting Lender. Any amounts received by the Agent or any Lender (including the Defaulting Lender) after the default causing such Lender to become a Defaulting Lender shall be paid to the Lender or Lenders other than the Defaulting Lender (the "NON-DEFAULTING LENDERS," whether one or more) in such proportion as the interest of each Non-defaulting Lender bears to the interest in the Credit Facility of all Non-defaulting Lenders. Further, the Agent and the Non-defaulting Lenders shall have the right but not the obligation, to advance monies on behalf of, or otherwise cure defaults of, the Defaulting Lender, and the Defaulting Lender shall be liable to each such party for all amounts so expended, such amounts to be repaid either through funds received or to be received by the Agent or the other Lenders as a payment on the Notes or other indebtedness hereunder, or otherwise through the general funds of such Defaulting Lender. For so long as any Lender is a Defaulting Lender, such Lender shall be deemed to have transferred and assigned to the Non-defaulting Lenders all right, title and interest of such Defaulting Lender in and to the Credit Facility, this Agreement, the Notes, and the other Loan Documents, as security for the payment of all amounts owing from such Defaulting Lender to the Non-defaulting Lenders or that may be advanced by the Non-defaulting Lenders to or for the benefit of Borrower on behalf of such Defaulting Lender. Once all obligations of the Defaulting Lender to the Agent and the other Lenders have been satisfied, so that no default by such Lender exists hereunder, (1) the Non-defaulting Lenders shall be deemed to have transferred and reassigned to such Lender the right, title and interest of such Lender in and to the Credit Facility previously transferred and assigned as security to the Non-defaulting Lenders, (2) such Lender shall be entitled to be reinstated as a Lender hereunder and (3) subject to the continued compliance with the terms hereof, such Lender shall thereafter be entitled to receive all amounts payable with respect to its interest in the Credit Facility.

        (m)    ACTIONS REQUIRING CONSENT OF THE LENDERS.

               (1) Except as set forth in this paragraph (m), Agent shall be entitled to take all action and exercise all powers relating to the Credit Facility, the Loan Documents, and the Lenders' rights and obligations thereunder.

               (2) Agent is not authorized to, and shall not, undertake any of the following actions without the written consent of all the Lenders:

                   (i) change the maximum availability hereunder, or the Current
               Committed Amount;

                  (ii) change the rate of interest payable with respect to the
               Credit Facility;

                 (iii) change the date on which any payment on the Credit
               Facility is due or extend the final maturity date of any Credit Facility;

                  (iv) waive any payment default under any Note;

                   (v) release any collateral securing the Credit Facility;

                  (vi) release Borrower or Guarantor from liability on the
               Credit Facility;

                 (vii) accelerate the maturity of the Notes;

                (viii) waive compliance by Borrower with, or amend the terms of,
               Section 5(c), 5(d), 5(e) or 5(f) hereof, or any financial covenant set forth in Section 7 hereof; or

                  (ix) amend or modify this Section 10(m)(2).

               (3) Agent is not authorized to, and shall not, without the written consent of Lenders holding at least seventy-five percent (75%) of the interests in the Credit Facility waive compliance by Borrower with, or amend the terms of, any covenant set forth in Section 4,
        Section 5 (except as set forth in subsection (m)(2)(viii) above) or
        Section 6 hereof.

               (4) No Lender shall be entitled to take any action with respect to the obligations owed to it under any Note, any Guaranty Agreement or any other Loan Document including, without limitation, acceleration of the maturity of such Lender's Note, it being agreed that all of such actions shall be taken by Agent in the manner prescribed in this Agreement.

        (n) RESIGNATION; SUCCESSOR AGENT. The Agent may resign at any time from the agency created hereby by giving written notice of such resignation to Borrower and the Lenders, and the Agent shall be relieved of all duties and obligations arising hereunder after the time of such resignation. Upon receipt of notice of such resignation, the Lenders shall appoint a successor agent hereunder or, if the Lenders fail to so appoint a successor agent within thirty
(30) days after receipt of notice of the resignation of the Agent, any Lender may petition a court of competent jurisdiction to appoint a successor agent hereunder. Upon appointment and acceptance of the agency created hereby by the successor agent, such successor agent shall succeed to all the rights, duties and obligations of the Agent hereunder.

        (o) NO THIRD PARTY BENEFICIARY. Nothing in this Section 10, express or implied, is intended or shall be construed to give to any person other than the Lenders and the Agent (including, without limitation, Borrower) any right or remedy, and all terms and provisions of this Section 10 shall be for the sole benefit of the Lenders and the Agent.

        Section 11. DISCLOSURE. Any additions or exceptions applicable to the terms of this Agreement, the representations and warranties of Borrower herein or the covenants hereof shall only be those disclosed in writing to Agent concurrently with the execution hereof .

        Section 12.   MISCELLANEOUS.

        (a) NOTICES. All notices shall be in writing or by telecopy or telegram, confirmed in writing and shall be sufficient in all respects if delivered or sent by registered or certified mail to the address set forth on the signature page of this Agreement. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent.

        (b) SUCCESSORS AND ASSIGNS. All covenants and agreements herein contained by or on behalf of Borrower shall bind its successors and assigns. No Lender shall be entitled to assign its rights and obligations under this Agreement and the other Loan Documents, except (i) in the event that a financial institution is the successor to all or substantially all of the assets of any Lender, (ii) assignments to Affiliated Lenders, and (iii) to the extent expressly set forth herein or therein. For purposes hereof, "AFFILIATED LENDERS" shall mean any other financial institution directly or indirectly, controlling, controlled by, or under common control with, such Lender.

        (c) RENEWALS AND EXTENSIONS. All provisions of this Agreement shall apply with equal force and effect to each and all renewals and extensions, in whole or in part, of the Notes or the Credit Facility.

        (d) PRIOR LOAN AGREEMENT. Agent, the Lenders and Borrower hereby agree that this Agreement amends, restates and supersedes all prior agreements, including without limitation, the Prior Loan Agreement, but in no way acts as a release or relinquishment of the liens and/or security interests securing payment of the indebtedness advanced pursuant to the Prior Loan Agreement and such liens and/or security interests (including, without limitation, those created by that certain Accounts Receivable and Inventory Security Agreement dated March 5, 1993 as most recently amended by First Amendment to Amended and Restated Accounts Receivable and Inventory Security Agreement of even date herewith) are hereby renewed, extended, ratified, confirmed and carried forward by Borrower in all respects to secure the Notes and the Credit Facility.

        (e) NO WAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of Agent, any Lender or any officer or employee of Agent or any Lender, or any failure or delay by Agent or any Lender with respect to exercising any right, power, or privilege of Agent or any Lender under this Agreement or any other Loan Document shall operate as a waiver thereof. The rights and remedies of Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

        (f) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED

IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

        (g) INVALID PROVISIONS. In the event any one or more of the provisions contained in this Agreement or any of the other Loan Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the other Loan Documents. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall automatically be added a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and as may be valid, legal and enforceable.

        (h) USURY SAVINGS CLAUSE. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed to obligate Borrower, under any circumstances whatsoever, to pay interest in excess of the maximum non-usurious interest rate applicable to Borrower. In the event that any sums received from Borrower are at any time under applicable law deemed to be in excess of the maximum non-usurious amount Agent or the Lenders could collect under applicable usury law, the effective rate of interest on the loans hereunder shall be reduced to and be the maximum non-usurious interest rate permitted under applicable law and Borrower and all sureties, endorsers and guarantors shall accept as their sole remedy under such circumstances either the return of any sums of interest which may have been collected and which produced a rate of interest in excess of the applicable maximum non-usurious interest rate or the application of those sums as a credit against the unpaid principal amount of the loan, whichever remedy may be elected by Agent.

        (i) HEADINGS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect. limit, amplify or modify the terms and provisions hereof.

        Section 13. ARBITRATION. The parties hereto agree to be bound by the terms and provisions of the current Arbitration Program attached as Exhibit "C" hereto, which is incorporated by reference herein, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

        Section 14. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the date hereof, each reference in the other Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended and restated hereby.

        Section 15. ENTIRE AGREEMENT. THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        If this evidences your understanding of the agreements herein, please execute in the space provided.

                                             Sincerely,

                                             KBK FINANCIAL, INC.

                                             By:  ______________________________
                                             Name:  ____________________________
                                             Title:  ___________________________

                                             Address for Notice:

                                             2200 City Center II
                                             301 Commerce Street
                                             Fort Worth, Texas  76102
                                             Attention:  Robert J. McGee
                                             Telephone No.:  817/258-6020
                                             Telecopy No.:  817/258-6110

ACCEPTED AND AGREED TO:

BANK ONE, TEXAS, N.A.

By:  _______________________________
        Barry A. Kelly, Senior Vice President

Address for Notice:

910 Travis
Houston, Texas  77002
Telephone No.:  713-751-3831
Telecopy No.:    713-751-6199

WELLS FARGO BANK (TEXAS), N.A.

By:  _______________________________
Name:______________________________
Title:_______________________________

Address for Notice:

1000 Louisiana, 3rd Floor
Houston, Texas  77002
Telephone No.:  713-250-3784

Telecopy No.:    713-250-7031

FLEET BANK, N.A.

By:___________________________________
        Stephanie Wilson-Flaherty, Vice President

Address for Notice:

592 Fifth Avenue
Mail Stop NYNYF02A
New York, New York  10036

Telephone No.:  (212) 819-6462
Telecopy No.:    (212) 819-6518

OVERTON BANK AND TRUST, N.A.

By:  _______________________________
Name:______________________________
Title:_______________________________

Address for Notice:

777 Main Street
Fort Worth, Texas  76102
Telephone No.:  (817) 377-5046
Telecopy No.:  (817) 336-5615

BANK OF AMERICA, TEXAS, N.A.

By:________________________________
        George Smith, Vice President

Address for Notice:

333 Clay, Suite 3600
Houston, Texas  77002
Telephone No.:  713-652-3615
Telecopy No.:    713-652-3619

GUARANTOR:

        By execution hereof the undersigned Guarantor consents to the terms of this Agreement including, without limitation, the obligations imposed pursuant to Section 5(b) hereof and the waivers set forth in Section 8 hereof.

                                             KBK CAPITAL CORPORATION

                                             By:  ______________________________
                                             Name:  ____________________________
                                             Title:  ___________________________

                                             Address for Notice:
                                             2200 City Center II
                                             301 Commerce Street
                                             Forth Worth, Texas  76102

                                   SCHEDULE 1

        LENDER                                       INTEREST IN CREDIT FACILITY

Bank One, Texas, N.A.                                                        30%

Wells Fargo Bank (Texas), N.A.                                               20%

Bank of America, Texas, N.A.                                                 20%

Fleet Bank, N.A.                                                             20%

Overton Bank & Trust, N.A.                                                   10%

                                   EXHIBIT "B"

                            REVOLVING CREDIT FACILITY
                                     FORM OF
                           BORROWING BASE CERTIFICATE

                                                      Dated______________, 199__

        In accordance with the Third Amended and Restated Loan Agreement ("Agreement") dated August _____, 1997 among KBK Financial, Inc. ("BORROWER"), the lenders described therein and Bank One, Texas, N.A., as agent for itself and the other lenders described therein (the "AGENT"), as the same has been amended from time to time, I, an authorized financial officer of Borrower, hereby certify to the Agent that the following schedule accurately states Borrower's Borrowing Base with respect to the Revolving Credit Facility as of the date hereof:

A.      LOANS

1.      Loans from Borrower to                                   $________
        Borrower's Clients

2.      Plus: Outstanding Letters of Credit                      $________

3.      Less: Loans sold to KBK Receivables                      $________

4.      Less: Participated Portion of Loans                      $________

5.      Net Amount of Loans                                      $________

6.      Less:

        (A)    One or more payments are past due by
               more than 90 days                                 $________
        (B)    Loans to Affiliates                               $________
        (C)    Loans to obligors subject to
               bankruptcy proceedings                            $________
        (D)    Principal amount is less than $25,000             $________
        (E)    Foreign obligor                                   $________
        (F)    Value of loans in excess of 15% of Borrower's
               Primary Capital                                   $________
        (G)    [Intentionally Deleted]
        (H)    Not in compliance with Borrower's Credit
               and Collection Policy                             $________
        (I)    Is not denominated or payable in
               United States Dollars                             $________
        (J)    Maturity of more than (x) 72 months with respect
               to term loans, or (y) 24 months with respect
               to lines of credit                                $________
        (K)    Payment terms do not require monthly payments
               of interest                                       $________

        (L)    Subject to claims or offsets by the obligor
               thereof                                           $________

        (M)    Obligor is a governmental entity                  $________

        (N)    Obligor's primary business involves gaming,
               nuclear waste, bio-tech, or real estate
               industries                                        $________

        (O)    Principal amortization schedule of more than
               10 years (with respect to term loans), or the
               remaining principal balance is not due in less
               than six years from such date                     $________

        (P)    Does not comply with FIRREA                       $________


        (Q)    Exceeds aggregate of the following, which has
               been pledged to secure same (i) 85% of appraised
               value of equipment, (ii) 50% of the lesser of
               cost or appraised value of inventory, (iii) 80%
               of the book value of receivables, (iv) 75%
               of appraised value of real estate, and (v) 90%
               of market value of marketable securities;
               provided, however, that only the funded
               amount to an obligor in excess of the percentage
               limitations set forth in (i) through (v) will
               be excluded from such Borrowing Base              $________
        (R)    [Intentionally Deleted]
        (S)    Nonaccrual Loans                                  $________

7.      Eligible Loans                                           $________

8.      80% of Line 7 (Loan Borrowing Base)                      $________

B.  COLLATERAL ACCOUNTS

1.      Accounts Receivable purchased by Borrower from           $________
        Borrower's Clients

2.      Less: Participations, etc.                               $________

3.      Less: Accounts Sold to KBK Receivables                   $________

4.      Net amount of Accounts Receivable                        $________

5.      Less:

        (A) Amounts due to clients                               $________
        (B) Accounts more than 90 days from
               purchase date                                     $________
        (C)    Accounts more than 120 days from
               date of invoice                                   $________
        (D)    Due date more than 90 days from invoice date      $________

        (E)    Affiliate accounts                                $________
        (F)    Accounts from account debtors

               subject to bankruptcy proceedings                 $________
        (G)    Excluded foreign accounts                         $________
        (H)    Value of accounts purchased from
               Borrower's Clients in excess of the greater
               of credit loss reserve or 20% of
               Borrower's Primary Capital                        $________

        (I)    Value of governmental accounts over               $________
               25% of Borrower's Primary Capital

        (J)    [Intentionally Deleted]

6.      Eligible Accounts Receivable                             $________

7.      85% of Line 6 (A/R Borrowing Base)                       $________

C.  AVAILABLE BALANCE

1.      Outstanding Loan Balance                                 $________

2.      Outstanding Letters of Credit                            $________

3.      Sum of Lines C.1 and C.2                                 $________

4.      Sum of Lines A.8 and B.7 (Borrowing Base)                $________

5.      Excess of Line C.4 over Line C.3                         $________

D.  OVER-ADVANCE

1.      Revolving Borrowing Base (Line C.4 above)                $________

2.      The Lesser of: (i) 10% of Line D.1 or (ii) Amount from
        Line A.6(F)                                              $________

3.      Outstanding Over-Advance Loan Balance                    $________

4.      Excess of Line D.2 over Line D.3                         $________

        I further certify to the Agent that (a) no default under the Agreement is existing on the date of this certificate, (b) the foregoing report is true and correct as of the date hereof, and (c) the items mentioned herein constitute collateral in accordance with the terms of the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given thereto in the Agreement.

                                            By:__________________________
                                            Name:________________________
                                            Title: Authorized Financial
                                                   Officer of KBK

                                   EXHIBIT "C"

                             [ARBITRATION AGREEMENT]

                                   EXHIBIT "D"

                                     FORM OF
                             COMPLIANCE CERTIFICATE

FINANCIAL COVENANT            REQUIRED RATIO/AMOUNT              Actual
                                                               RATIO/AMOUNT

Tangible Net Worth            $10,000,000.00                   -----------

Ratio of Funded Debt to       Not greater than 3.00 to 1.00    -----------
Primary Capital

Amount of other funded        Not greater than $1,000,000      -----------
indebtedness


Interest Coverage Ratio       Not less than 1.50 to 1.00       -----------

        I further certify to the Agent that (a) no default under the Agreement is existing on the date of this certificate, and (b) the foregoing report is true and correct as of the date hereof. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given thereto in the Agreement.

                  By:_________________________________________

                  Name:_______________________________________

                  Title: Authorized Financial
                         Officer of KBK Financial, Inc.

                                   EXHIBIT "E"
                                    [FORM OF]
                            CURRENT COMMITMENT LETTER

                               August _____, 1997

KBK Financial, Inc.
2200 City Center II
301 Commerce Street
Fort Worth, Texas  76102

        Re: Third Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement"), among KBK Financial, Inc. ("Borrower"), Bank One, Texas, N.A., Wells Fargo Bank (Texas), N.A., Bank of America Texas, N.A., Overton Bank & Trust, N.A., and Fleet Bank, N.A. (collectively, the "Banks")

Gentlemen:

In accordance with Section 5(c) of the Loan Agreement, the Borrower has requested and the Banks hereby agree that, effective this date, the Current Committed Amount allowable under the Credit Facility shall be as follows:

               Current Committed Revolving Amount                 $40,000,000

               Current Committed Over-Advance Amount               $5,000,000

All capitalized terms used herein which have been defined in the Loan Agreement have been used in accordance with the definitions ascribed to them in the Loan Agreement.

                                Yours very truly,

                                BANK ONE, TEXAS, N.A.,

                                By:_____________________________
                                Name:___________________________
                                Title:____________________________

                                            WELLS FARGO BANK (TEXAS),
                                            N.A.

                                            By:_____________________________
                                            Name:___________________________
                                            Title:____________________________

                                            BANK OF AMERICA, TEXAS, N.A.

                                            By:_____________________________
                                            Name:___________________________
                                            Title:____________________________

                                            FLEET BANK, N.A.

                                            By:_____________________________
                                            Name:___________________________
                                            Title:____________________________

                                            OVERTON BANK & TRUST, N.A.

                                            By:_____________________________
                                            Name:___________________________
                                            Title:____________________________

ACKNOWLEDGED AND AGREED TO:

"BORROWER"

KBK FINANCIAL, INC.

By_________________________________
Name_______________________________
Title________________________________

"GUARANTOR"

KBK CAPITAL CORPORATION

By_________________________________
Name_______________________________
Title________________________________

                              CONSENT OF GUARANTOR

                         Dated as of August _____, 1997

        The undersigned, KBK CAPITAL CORPORATION, as the Guarantor referred to in the foregoing Amended and Restated Loan Agreement ("Amendment") Amendment, hereby consents to the foregoing Amendment and hereby confirms to and agrees with each Lender that (i) the guaranties in effect on the date hereof to which Guarantor is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, the Amendment, all references in the guaranties to the Loan Agreement, the Loan Documents, the Security Documents and Notes shall mean the Loan Agreement, the Loan Documents, the Security Documents and Notes, as modified, increased and amended by the Amendment and
(ii) the guaranties do, and shall continue to, guarantee the payment by the Borrower to each Lender of its obligations under the Loan Agreement, the Loan Documents, the Security Documents and Notes, as modified, increased and amended by the Amendment.

                                            KBK CAPITAL CORPORATION

                                            By:_____________________________
                                            Name:___________________________
                                            Title:____________________________

                           THIRD AMENDED AND RESTATED
                                 LOAN AGREEMENT
                        KBK FINANCIAL, INC., AS BORROWER,
                    AND KBK CAPITAL CORPORATION, AS GUARANTOR
                                       AND
                        BANK ONE, TEXAS, N.A., AS AGENT,
                         WELLS FARGO BANK (TEXAS), N.A.,
                          BANK OF AMERICA, TEXAS, N.A.,
                        OVERTON BANK AND TRUST, N.A., AND
                                FLEET BANK, N.A.
                                   AS LENDERS
                                AUGUST ____, 1997
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                               TABLE OF CONTENTS

                                                                                  Page
Section 1.           CREDIT FACILITY...............................................  1
       A.     Revolving Credit Notes...............................................  1
              (a)    REVOLVING NOTES...............................................  1
              (b)    MAXIMUM REVOLVING CREDIT AVAILABILITY; ADVANCE PROCEDURE:.....  1
              (c)    TERM..........................................................  2
              (d)    RATE..........................................................  2
              (e)    REPAYMENT TERMS...............................................  2
              (f)    CONCERNING LETTERS OF CREDIT..................................  2
              (g)    COMMITMENT FEES...............................................  2
              (h)    AGENT FEE.....................................................  2
              (i)    PURPOSE.......................................................  3
       B.     Revolving Credit Notes (Over-Advance)................................  3
              (a)    REVOLVING NOTES (OVER-ADVANCE)................................  3
              (b)    MAXIMUM OVER-ADVANCE AVAILABILITY; ADVANCE PROCEDURE:.........  3
              (c)    TERM..........................................................  3
              (d)    RATE..........................................................  3
              (e)    REPAYMENT TERMS...............................................  3
              (f)    PURPOSE.......................................................  3
Section 2.           INTEREST......................................................  3
Section 3.           REPRESENTATION AND WARRANTIES.................................  7
       (a)    ORGANIZATION, AUTHORITY. ETC.........................................  7
       (b)    FINANCIAL STATEMENTS.................................................  7
       (c)    INVESTMENTS AND LIABILITIES..........................................  7
       (e)    TAX RETURNS..........................................................  8
       (f)    NO DEFAULT...........................................................  8
       (g)    ERISA; MARGIN SECURITIES.............................................  8
       (h)    PATENTS. ETC.........................................................  8
       (i)    NO UNTRUE STATEMENTS.................................................  8
       (j)    STATUS OF COLLATERAL.................................................  8
Section 4.    REPORTING REQUIREMENTS...............................................  9
       (a)    ANNUAL FINANCIAL STATEMENTS..........................................  9
       (b)    QUARTERLY FINANCIAL STATEMENTS.......................................  9
       (c)    QUARTERLY REPORTS....................................................  9
       (d)    MONTHLY REPORTS...................................................... 10
       (e)    NOTICE OF DEFAULT.................................................... 10
       (f)    NOTICE OF LITIGATION................................................. 10
       (g)    OTHER INFORMATION.................................................... 10
       (h)    BUSINESS PLANS....................................................... 10
Section 5.    AFFIRMATIVE COVENANTS................................................ 10
       (a)    COMPLIANCE AND PERFORMANCE........................................... 10
       (b)    REIMBURSEMENT: INDEMNITY............................................. 10

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
       (c)    CURRENT COMMITTED AMOUNT............................................. 11
       (d)    BORROWING BASE....................................................... 11
       (e)    ELIGIBLE LOANS AND ELIGIBLE COLLATERAL ACCOUNTS...................... 12
       (f)    SECURITY............................................................. 13
       (g)    GUARANTY............................................................. 14

Section 6.    NEGATIVE COVENANTS................................................... 14
       (a)    INVESTMENTS.......................................................... 14
       (b)    MERGER AND CONSOLIDATION............................................. 14
       (c)    DIVIDENDS AND DISTRIBUTIONS.......................................... 14
       (d)    SALE OF ASSETS....................................................... 15
       (e)    INDEBTEDNESS......................................................... 15
       (f)    LIENS................................................................ 15

Section 7.    FINANCIAL COVENANTS.................................................. 16

Section 8.    DEFAULT AND REMEDIES................................................. 17

Section 9.    CLOSING.............................................................. 17

Section 10.   THE AGENT............................................................ 18
       (a)    CREATION OF AGENCY................................................... 18
       (b)    PAYMENTS AND DISTRIBUTIONS........................................... 18
       (c)    NOTICES.............................................................. 19
       (d)    INDEMNITY............................................................ 19
       (e)    RELIANCE............................................................. 19
       (f)    TRUTH OF REPRESENTATIONS............................................. 19
       (g)    BUSINESS WITH BORROWER............................................... 19
       (h)    INDEPENDENT INVESTIGATIONS........................................... 19
       (i)    PRIOR ADJUDICATION OF CERTAIN ACTIONS................................ 20
       (j)    REMEDIES UPON DEFAULT................................................ 20
       (k)    FUNDINGS BY LENDERS.................................................. 20
       (l)    DEFAULT BY A LENDER.................................................. 21
       (m)    ACTIONS REQUIRING CONSENT OF THE LENDERS............................. 21
       (n)    RESIGNATION; SUCCESSOR AGENT......................................... 22
       (o)    NO THIRD PARTY BENEFICIARY........................................... 22

Section 11.   DISCLOSURE........................................................... 22

Section 12.   MISCELLANEOUS........................................................ 23
       (a)    NOTICES.............................................................. 23
       (b)    SUCCESSORS AND ASSIGNS............................................... 23
       (c)    RENEWALS AND EXTENSIONS.............................................. 23
       (d)    PRIOR LOAN AGREEMENT................................................. 23
       (e)    NO WAIVER; REMEDIES CUMULATIVE....................................... 23
       (f)    GOVERNING LAW........................................................ 23
       (g)    INVALID PROVISIONS................................................... 23
       (h)    USURY SAVINGS CLAUSE................................................. 24
       (i)    HEADINGS............................................................. 24

Section 13.   ARBITRATION.......................................................... 24

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

Section 14.   REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS........................ 24

Section 15.   ENTIRE AGREEMENT..................................................... 24

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